HAMPSHIRE GROUP

Investor Day Presentation

February 16, 2016



Cautionary Disclosure Regarding Forward-Looking Statements

This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events, including estimates of results for 2015 and projections of results for 2016. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: there is doubt about our ability to continue as a going concern due to the February 29, 2016 maturity date of our credit facility, potentially insufficient liquidity, our history of losses, our stockholders' deficit and our auditor issuing a going concern opinion for the year ended December 31, 2014; risks from the sale of Rio Garment S.A.; matters related to our Audit Committee investigation; identified material weaknesses in our internal controls; restricted ability to borrow under our credit facility; a prolonged period of depressed consumer spending; use of foreign suppliers for raw materials and manufacture of our products; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; and cyber security risks related to breaches of security pertaining to sensitive company, customer, employee and vendor information.

We are providing certain adjusted financial information, including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We are providing these adjusted measures because management believes they are useful in analyzing the underlying operating performance of the business. A reconciliation of EBITDA and Adjusted EBITDA to GAAP results has been provided on slide 17 of this presentation. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2014, its Form 10-Q for the quarter ended June 27, 2015, and other SEC filings, which advise interested parties of certain factors that affect the Company's business.

Investment Thesis

Turnaround being led by experienced team with ~30% inside ownership and successful track record

Stabilizing multi-year trend of sales declines and operating losses

- Eliminated underperforming brands
- Driving sourcing efficiencies
- Reducing overhead/fixed costs

Resulting platform provides operating leverage

Establishing growth trajectory by:

- Adding new brands and licenses
- Cultivating new retailer relationships

DOCKERS

JAMES CAMPBELL

Recap of 2014 / 2015 Challenges

In 2014 and 2015, Hampshire encountered multiple significant headwinds that pushed the Company to the brink of insolvency:

1. Rio Garment was the largest consumer of Hampshire's working capital and management time. In 2014, Rio's business began to deteriorate with the rate of decline accelerating into 2015 as the division's largest customer experienced a dramatic drop in sales volumes which resulted in a nearly 50% reduction in Rio sales.

2. A strike at ports along the west coast left our products stranded on ships out at sea, which severely constrained our cash flow.

3. Ongoing negotiations with building's receiver and our landlord for our New York City office space remained at an impasse for much of the year, saddling our expense line with a well above-market lease rate.

4. We discovered that our former CFO had misstated the Company's liquidity position to our lender and the Board of Directors.

This "perfect storm" of events left the Company in a position with no liquidity, approximately $8.5 million in overdue payables, a material default with our secured lender, and no functional way to raise capital to cure these problems and fund our ongoing operations.

Actions taken to Stabilize Business

Sold Rio Garment:

- We elected to divest the operation for $6 million in cash, the ability to retain ~$5.1 million in accounts receivable on Hampshire's balance sheet, and assigned ~$3.2 million in payables related to the Rio Garment business.

Terminated Gramicci License:

- In 2015, we entered into an agreement with Sole Asset Holdings, Inc. to terminate our license agreement.

Restructured the NY Office Lease:

- In 2015, we were able to successfully negotiate a transaction with the landlord to return 4 of our 5 floors to the landlord, reducing our cash outflow by approximately $16.4 million over the remaining 8 years of the lease.

Resolved Credit Facility Default with Lender:

- Terminated members of the finance team that misstated financial statements.
- Resolved the default of the Company's credit facility.

Dramatic Cost Cutting:

- With the divestiture of Rio Garment and an in depth analysis of Hampshire's newly restructured business, we took action to strategically reduce our headcount in order to significantly reduce our G&A run rate.

Near-Term Goals

Refinancing our Senior Debt:
- The Company's current secured lender is no longer making new loans or renewing existing loans.
- We are in advanced discussions to refinance this debt with other lenders and plan to have this completed by end of the first half 2016.

Additional Capital Raise:
- The Company is exploring various alternatives to raise additional capital junior to the senior debt.
- Additional funding is required to manage the seasonal working capital swings in the business in 2016.
- The Board is very cognizant of our equity holders' concerns over potential dilution and are currently exploring structures that we believe will best minimize the overall dilution to our common stockholders.

Pursue Additional Revenue and Margin Opportunities:
- Current businesses are performing at expectations and have provided the Company with an excellent platform for growth. We believe we can add more brands and licenses with relatively minimal incremental G&A costs, thus increasing our overall profitability.
- We are very focused on adding to our brand portfolio through a combination of new licenses and brand acquisitions. Currently, we are reviewing a variety of such opportunities.

Summary of Hampshire Group

Hampshire Group is comprised of two businesses:

- Hampshire Brands designs and markets men's tops under the Dockers® brand, which it licenses from Levi Strauss & Co.
- James Campbell (acquired by Hampshire Group in February 2014) designs and markets men's apparel under the James Campbell, J.Campbell, and Cultura International brands. James Campbell makes men's short-sleeve and long-sleeve woven shirts, knit-tops, and is working to sell pants. Cultura sells woven's to Ross, Gordmans and other promotional stores.

DOCKERS

JAMES CAMPBELL



2015 Net Sales*
($ in 000's)
10.7%
$7,071
$58,810
89.3%
Hampshire Brands
James Campbell



2015 Gross Profit*
($ in 000's)
17.3%
$2,646
$12,619
82.7%
Hampshire Brands
James Campbell

*Estimated

Hampshire Brands - Overview

Designs and markets apparel under the Dockers® brand to department stores, chain stores and mass retailers including Kohl's, J.C. Penney and Sears

Brand Performance: Sales driven by sell-through and higher pricing, with higher gross margin stemming from sourcing and operating leverage.

Mature business growing at a low single digit rate, subject to trends in the macro-retail environment.

Key Developments:

- 4/14 – Added an additional Dockers license
- 5/14 – Extended Dockers men's tops license (currently through 2017) and expanded distribution channels



DOCKERS



HAMPSHIREGROUP

James Campbell Brands – Overview

West Coast designer and marketer of men's tops through its James Campbell, J. Campbell, and Cultura brands.

Distribution Channels: James Campbell primarily sold in Nordstrom and Nordstrom's Rack along with better specialty stores. J. Campbell and Cultura are sold in Ross, Gordmans and other promotional retailers.

Financials:

- Annualized revenues of approx. $7 million
- Margin generation significantly better than Hampshire Group's core businesses

Benefits to Hampshire Group:

- Diversification of products and customer base
- A new platform for growth
- A model for adding owned brands to portfolio


JAMES CAMPBELL

HAMPSHIREGROUP

James Campbell - *Model for Future Growth*

Minimal Capital Investment: **James Campbell acquisition was paid for using an earn-out structure with cash flows similar to the investment and returns of a licensed brand**

Operating Leverage: We believe Hampshire Group can acquire small and mid-sized brands without adding significant incremental SG&A while leveraging its corporate infrastructure and extensive sourcing platform to drive growth

Financial Results in First Full Year of Ownership (2015) as Compared to Previous Ownership:

- Gross profit margin increased from ~28% to ~37%
- Net income margin increased from ~4% to ~19%





HAMPSHIREGROUP

New Brand Acquisition Criteria

- The Company is very focused on adding to the brand portfolio through a combination of new licenses and brand acquisitions.
- We look to add brands and licenses with minimal incremental G&A costs, driving margin improvement and thus increasing our overall profitability.

Acquisition Criteria:

- Product lines that can be sourced through our platform to leverage Hampshire's finance, production/sourcing and logistics with minimal incremental cost.
- Potential to expand net margins to 25% or higher.
- Product lines that will be additive and not competitive to Hampshire's existing product lines.
- Growth potential in brand's distribution channel.

Current Landscape/Environment for Brand Acquisitions

Overview:

1. Potential number of targets: 100+

1. Representative examples of transactions in market are shown in the pages that follow

2. Most attractive categories: Woven's, knits, sweaters and bottoms (Men's and Women's)

3. Causes of availability
   - Family businesses that want liquidity and retirement
   - Owners that want to relieve working capital investments in businesses
   - Businesses that experience difficult circumstances and would like to use the leverage of our platform to stabilize their company's sales decline
   - Lack of sourcing relationships
   - Lack of critical mass
   - Lack of relationships with major retailers

Representative Example 1

Type of Brand:

- Knit driven business

Current Situation:

- Long-standing relationship with same major retailer

HAMP Platform
+
Acquisition
=
MARGIN EXPANSION

Financials:

- ~$6 million of sales; 40% gross profit margins; expected net income margins to HAMP of 20%

Nature of Transaction:

- No ownership
- 3-year license deal with 5% royalty and automatic renewal

Representative Example 2

Type of Brand:

- Primarily selling knits, wovens, tops, and bottoms.

Current Situation:

- Owners seek liquidity
- Sells to other channels where Hampshire doesn't currently sell
- Company currently operates with bloated SG&A and lower margins due to inefficient sourcing arrangements.

Financials:

- Currently $25 million - $30 million of sales; 35% - 40% gross profit margins; and a net income loss
- Under HAMP ownership, expect $20 million - $22 million in sales; 40% - 45% gross profit margins; and net income margins of 15% - 18%

Nature of Transaction:

- Purchase price ~$10-$12 million, payable approximately half at closing and half though an earn-out

Proforma Summary Financials*

Hampshire Group Select Pro Forma Financial Metrics

($000's)

	2014 Actuals	2015 Estimate	2016 Projection
Net Sales	$ 49,823	$ 65,881	$ 63,738
COGS	37,889	50,615	47,166
Gross Profit	**11,934**	**15,265**	**16,572**
% Net Sales	**23.95%**	**23.17%**	**26.00%**
SG&A and other Expenses	21,705	19,722	16,385
Income (Loss) from Operations	**(9,771)**	**(4,457)**	**187**
Other Expense	1,158	2,212	1,388
Income Taxes (benefit)	(1,041)	108	-
Loss from Disc Ops	18,875	1,482	-
Loss Before Extraordinary Items	**(28,763)**	**(8,259)**	**(1,202)**
Extraordinary Items	-	5,182	-
Net Loss	**$ (28,763)**	**$ (3,077)**	**$ (1,202)**
Adjusted EBITDA **	**(7,292)**	**(1,271)**	**1,152**
% Net Sales	**-14.6%**	**-1.9%**	**1.8%**

**Proforma with Rio Garment operations included in discontinued operations*
***See the non-GAAP reconciliation on slide 17 of this presentation*

HAMPSHIREGROUP

Investment Thesis

Turnaround being led by experienced team with ~30% inside ownership and successful track record

Stabilizing multi-year trend of sales declines and operating losses

- Eliminated underperforming brands
- Driving sourcing efficiencies
- Reducing overhead/fixed costs

Resulting platform provides operating leverage

Establishing growth trajectory by:

- Adding new brands and licenses
- Cultivating new retailer relationships

DOCKERS

JAMES CAMPBELL

Appendix A: Non-GAAP EBITDA and Adjusted EBITDA Reconciliation*

NON-GAAP RECONCILIATION ($000's)	Twelve Months Ended 12/31/14 *	12/31/15 **	12/31/16 **
Net Loss	$ (28,763)	$ (3,077)	$ (1,202)
Interest expense, net	1,354	1,433	1,388
Income tax provision (benefit)	(1,041)	108	-
Depreciation and amortization	1,114	796	613
EBITDA	**(27,336)**	**(740)**	**799**
Stock Based Comp	1,101	427	352
Disposal of Business	-	1,263	-
Discontinued Operations	18,875	1,482	-
Lease litigation settlement	-	(10,465)	-
Loss on lease obligations	-	5,283	-
Restructuring costs	69	1,478	-
Adjusted EBITDA	**$ (7,292)**	**$ (1,271)**	**$ 1,152**

The Company believes that supplementing its financial statements prepared in accordance with United States generally accepted accounting principles ("GAAP) with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (the "SEC"), provides a more comprehensive understanding of the Company's results of operations. Such measures include EBITDA and Adjusted EBITDA and should not be considered an alternative to GAAP financial measures, but instead should be read in conjunction with the GAAP financial measures. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and its other SEC filings, which advise interested parties of certain factors that affect the Company's business.

Certain calculations of Adjusted EBITDA have been recalculated from those previously presented in the Company's quarterly earnings releases to present uniform adjustments across all periods.

**Proforma with Rio Garment operations included in discontinued operations*
***Estimated*

HAMPSHIRE GROUP

Investor Day Presentation

February 16, 2016




